                                                                    EXHIBIT 2.01


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               NEOFORMA GAR, INC.

                                       AND

                                 NEOFORMA, INC.

                                       AND

             GENERAL ASSET RECOVERY, LLC, ERIK TIVIN AND FRED TIVIN

                           DATED AS OF JULY 16TH, 1999

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement entered into as of July 16th, 1999 by and among Neoforma GAR, Inc., a Delaware corporation (the "ACQUISITION SUB") and Neoforma, Inc., a Delaware corporation ("NEOFORMA"), on the one hand, and General Asset Recovery, LLC, an Illinois limited liability company ("GAR"), Erik Tivin ("TIVIN") and Fred Tivin ("FTIVIN"), on the other.

                                    RECITALS

         Tivin and FTivin (collectively, the "MEMBERS") are the only members of GAR and hold all of the Member Interests (defined in Section 2.2 below) in GAR.

         The Members desire to sell to the Acquisition Sub, all of the Member Interests in GAR held by them, and the Acquisition Sub desires to purchase such Member Interests from the Members (the "SECURITIES PURCHASE"). Tivin desires to assist Neoforma and the Acquisition Sub in operating the business operated by GAR prior to the Closing Date, with the exception of the industrial auction business (the "BUSINESS"). The Business shall include all assets used in the medical equipment auction business of GAR but shall exclude the Excluded Assets referred to in Section 5.9 below. It is intended by the parties that these transactions be carried out all upon the terms and conditions set forth in this Agreement and, in furtherance thereof, each of such parties have approved the Securities Purchase and entered into this Agreement.

         GAR, Tivin and Neoforma desire to make certain representations and warranties and other agreements in connection with the Securities Purchase, which are set forth in this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I
                                    PURCHASE

         1.1 PURCHASE OF SECURITIES. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Members shall sell, assign, transfer and convey to the Acquisition Sub, and the Acquisition Sub shall purchase, acquire and accept from the Members, all of the issued and outstanding Member Interests in GAR held by them, which constitute all of the issued and outstanding Member Interests of GAR (the "PURCHASED SECURITIES").

         1.2 PURCHASE PRICE. The purchase price for the Purchased Securities (the "PURCHASE PRICE") shall be Nine Million Five Hundred Thousand Dollars ($9,500,000) which amount shall be paid as follows:

            (a) Cash Payment. One Million Seven Hundred Thousand Dollars ($1,700,000) shall be paid the Acquisition Sub to Tivin and FTivin on the Closing Date (defined below) in immediately available funds, provided however that in the event the amount of GAR's aggregate accounts payable and indebtedness shall exceed the amount of One Hundred Thousand Dollars ($100,000) on the Closing Date, the amount of such cash payment payable to Tivin shall be reduced by the amount of such excess.

            (b) Promissory Note. Seven Million Eight Hundred Thousand Dollars ($7,800,000) shall be paid to Tivin in the form of a promissory note, substantially in the form attached as Exhibit A hereto, from the Acquisition Sub to Tivin in such principal amount (the "NOTE"), bearing interest at a rate of seven percent (7%) per annum, which note shall be guaranteed by Neoforma and be repayable as follows:

                (i) During the first twelve months following the Closing Date, the Acquisition Sub shall make payments beginning on the first day of the month following the Closing Date and on the first day of each month thereafter in an amount equal to the amount of interest accrued on the outstanding balance under the Note during the preceding month plus a principal payment of One Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars ($183,333); and

                (ii) During the thirteenth through the forty-eighth month following the Closing Date, the Acquisition Sub shall make payments on the first day of each month in an amount equal to the amount of interest accrued on the outstanding balance under the Note during the preceding month plus a principal payment of One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500).

                (iii) During the forty-ninth through the sixtieth month following the Closing Date, the Acquisition Sub shall make payments on the first day of each month in an amount equal to the amount of interest accrued on the outstanding balance under the Note during the preceding month plus a principal payment of Fifty Four Thousand One Hundred Sixty Seven Dollars ($54,167).

         The Note may be prepaid without penalty and shall not be convertible into shares of Neoforma or the Acquisition Sub. The Note shall be secured by a first priority security interest in all assets of the Acquisition Sub. Payment of the Note shall be guaranteed by Neoforma pursuant to a guaranty, substantially in the form attached as Exhibit B hereto. The Note's terms shall provide for its immediately becoming due and payable upon the occurrence of one of the following events: (i) the dissolution or termination of existence of Neoforma or the Acquisition Sub; or (ii) the making of an assignment for the benefit of creditors, insolvency, appointment of a receiver (not discharged within sixty (60) days) of any part of the property of, or the filing of a petition in bankruptcy, or the commencement of any proceedings under any bankruptcy or insolvency law or any law relating to the relief of debtors, readjustment or indebtedness, reorganization, composition or extension, by or (if not discharged within sixty (60) days) against, Neoforma or the Acquisition Sub. In the event of the termination of the Employment Agreement (as defined in Section 5.7 hereof) by the Acquisition Sub or Neoforma without cause, an amount equal to fifty percent (50%) of the unpaid portion of the Note shall become immediately payable, with the balance of the Note continuing to be payable in the same manner and over the same time period over the balance of the term of the Note, except that each monthly principal payment shall be reduced by fifty percent (50%).

         1.3 CLOSING. Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the Acquisition (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at a location mutually agreed upon by Neoforma and GAR, unless another place or time is agreed to by Neoforma and GAR. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." The parties currently intend that the Closing Date will occur on or before to September 17, 1999.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF GAR

         GAR and Tivin hereby jointly and severally represent and warrant to Neoforma, subject to such exceptions as are specifically disclosed in any Schedule to this Agreement supplied by GAR or Tivin to Neoforma (the "GAR SCHEDULES") and dated as of the date hereof, as follows:

         2.1 ORGANIZATION OF GAR. GAR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. GAR also maintains an office in the State of North Carolina. GAR has the power to own its properties and to carry on its business as now being conducted. GAR is not qualified as a foreign limited liability company in any jurisdiction. To the best of Tivin's or GAR's knowledge, GAR is duly qualified to do business in each jurisdiction in which it operates and in which the failure to qualify as a foreign limited liability company would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of GAR (hereinafter referred to as a "GAR MATERIAL ADVERSE EFFECT"). GAR has delivered a true and correct copy of its Organizational Documents, each as amended to date, to Neoforma.

         2.2 GAR CAPITAL STRUCTURE.

             (a) The authorized capitalization of GAR consists of member interests issued and outstanding to Tivin and FTivin (the "MEMBER INTERESTS"), which at the Closing shall be conveyed to the Acquisition Sub, free and clear from any liens or encumbrances. Tivin and FTivin shall be permitted to clear any liens or encumbrances against the Member Interests at the Closing by their directing the Acquisition Sub to pay a portion of the cash portion of the Purchase Price to any party holding a lien against or pledge of any Member Interest. All of the issued and outstanding Member Interests are owned either by Tivin or FTivin. GAR does not have any other class or category of equity security authorized or outstanding. All of the outstanding Member Interests are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, any Operating Agreement of General Asset Recovery, LLC (as in effect, including any amendments or restatements) and the Articles of Organization (together, the "ORGANIZATIONAL DOCUMENTS") of GAR or any agreement to which GAR is a party or by which it is bound. All of the Member Interests have been issued in compliance with the terms of GAR's Organizational Documents. Upon the transfer of all

Member Interests owned by Tivin and FTivin to the Acquisition Sub, the Acquisition will have full ownership of all outstanding equity interests in GAR.

             (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which GAR is a party or by which it is bound obligating GAR to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any ownership interests of GAR (each, a "GAR MEMBER INTEREST EQUIVALENT") or obligating GAR to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such GAR Member Interest Equivalent.

         2.3 SUBSIDIARIES. Except as set forth on Schedule 2.3, GAR does not have and has never had any subsidiaries or affiliated organizations and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability, company, association, joint venture or other business entity. The status with the regard to the existence as of the Closing Date of each such subsidiary or affiliated organization is set forth on Schedule 2.3.

         2.4 AUTHORITY. GAR and Tivin have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of GAR's Members to duly approve the Securities Purchase and this Agreement is a Majority in Interest of the Members (as defined in the Organizational Documents). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GAR. This Agreement has been duly executed and delivered by GAR and constitutes the valid and binding obligation of GAR, enforceable in accordance with its terms. The execution and delivery of this Agreement by GAR and Tivin does not, and, as of the Closing, the consummation of the transactions contemplated hereby (including the Securities Purchase) will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "GAR CONFLICT") (i) any provision of the Organizational Documents of GAR, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GAR or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any GAR Conflict) is required by or with respect to GAR in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations as are set forth on Schedule 2.4.

         2.5 FINANCIAL STATEMENTS. Schedule 2.5 sets forth GAR's unaudited balance sheet as of December 31, 1998 and the related unaudited statement of income and cash flow for the period from inception to December 31, 1998 (the "GAR 1998 FINANCIALS") and GAR's unaudited balance sheet as of May 31, 1999 and the related unaudited statements of income and cash flow for the period then ended (the "GAR UNAUDITED FINANCIALS") (collectively, such financial statements are sometimes referred to herein as "GAR FINANCIAL STATEMENTS"). The GAR 1998 Financials and GAR Unaudited Financials present fairly the financial condition, operating results and cash flows of GAR as of the dates and during the periods indicated therein, subject in the case of GAR Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. GAR's unaudited balance sheet dated as of May 31, 1999 shall be referred to as the "GAR CURRENT BALANCE SHEET". GAR has no reason to believe that any of its accounts receivable are not fully collectible. Since December 31, 1998, GAR has not changed its methodology for valuation of accounts receivable.

         2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, GAR does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the GAR Current Balance Sheet, or (ii) has not arisen in the ordinary course of GAR's business since the date of the GAR Current Balance Sheet, consistent with past practices.

         2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the GAR Current Balance Sheet, there has not been, occurred or arisen any:

             (a) transaction by GAR except in the ordinary course of business as conducted as of the date of the GAR Current Balance Sheet and consistent with past practices;

             (b) amendments or changes to the Organizational Documents of GAR;

             (c) capital expenditure or commitment by GAR, either individually or in the aggregate, exceeding $5,000;

             (d) destruction of, damage to or loss of any material assets, business or customer of GAR (whether or not covered by insurance);

             (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by GAR;

             (g) revaluation by GAR of any of its assets;

             (h) declaration, setting aside or payment of a dividend or other distribution with respect to any units of GAR, or any direct or indirect redemption, purchase or other acquisition by GAR of any of its units;

             (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

             (j) sale, lease, license or other disposition of any of the assets or properties of GAR, except in the ordinary course of business as conducted on that date and consistent with past practices;

             (k) any Lien placed on any of GAR's assets which remains in existence on the date hereof and which has not been disclosed in writing to Neoforma;

             (l) amendment or termination of any material contract, agreement or license to which GAR is a party or by which it is bound;

             (m) loan by GAR to any person or entity, the incurrance by GAR of any indebtedness, the guaranty by GAR of any indebtedness, issuance or sale of any debt securities of GAR or the guaranty of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

             (n) waiver or release of any right or claim of GAR, including any write-off or other compromise of any account receivable of GAR;

             (o) any contingent liabilities incurred by GAR with respect to the obligations of any other person that would be assumed hereunder;

             (p) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of GAR or its affairs;

             (q) notice of any claim of ownership by a third party of GAR's Intellectual Property (as defined in Section 2.11 below) or of infringement by GAR of any third party's Intellectual Property rights;

             (r) issuance or sale by GAR of any of its Member Interests, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

             (s) change in pricing or royalties set or charged by GAR to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to GAR;

             (t) event or condition of any character that has or could be reasonably expected to have a GAR Material Adverse Effect on GAR;

             (u) any postponement or delay in payment of any accounts payable or other liabilities of GAR; or

             (v) negotiation or agreement by GAR or any officer or employees thereof to do any of the things described in the preceding clauses (a) through
(u) (other than negotiations
with Neoforma and its representatives regarding the transactions contemplated by this Agreement).

         2.8 TAX AND OTHER RETURNS AND REPORTS.

             (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

             (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                 (i) GAR as of the Closing will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to GAR or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                 (ii) As of the Closing, GAR (A) will have paid or accrued all Taxes it is required to pay or accrue, and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                 (iii) GAR has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against GAR, nor has GAR executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of GAR is currently in progress, nor has GAR been notified of any request for such an audit or other examination.

                 (v) GAR does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on GAR Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Tivin and GAR have no knowledge of any basis for the assertion of any such liability attributable to GAR, its assets or operations.

                 (vi) GAR has made available to Neoforma copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of GAR's organization.

                 (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of GAR relating to or attributable to Taxes.

                 (viii) Tivin and GAR have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of GAR.

                 (ix) None of GAR's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of GAR that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                 (xi) GAR has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by GAR.

                 (xii) GAR is not a party to a tax sharing or allocation agreement nor does GAR owe any amount under any such agreement.

                 (xiii) GAR is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (xiv) GAR's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on GAR's tax books and records.

         2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as disclosed in
Schedule 2.9 hereto, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which GAR is a party or otherwise binding upon GAR which has or reasonably could be expected to have the effect of prohibiting or impairing its ability to operate the Business after the Closing Date, any acquisition of property (tangible or intangible) by GAR or the conduct of the Business. Without limiting the foregoing, GAR has not entered into any agreement under which GAR is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market that would be applicable to the Business after the Closing Date.

         2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

              (a) GAR owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by GAR, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease and any security interest in GAR's assets created by such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). All such current leases will remain in full force and effect following the Closing Date.

              (b) GAR has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its assets, real, personal and mixed, used or held for use in the Business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in GAR Financial Statements or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.11 INTELLECTUAL PROPERTY.

              (a) To the best of its knowledge and the knowledge of Tivin, GAR owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the Business as currently conducted and as proposed to be conducted by GAR (the "GAR INTELLECTUAL PROPERTY RIGHTS"). Neither GAR or Tivin have any knowledge, nor have they received any written notice, of any violation of any of the GAR Intellectual Property Rights upon the rights of any other party.
Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks and service marks, registered copyrights and trade names, and any applications therefor, included in GAR Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such GAR Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

              (b) Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which GAR is a party and pursuant to which GAR or any other person is authorized to use any GAR Intellectual Property or trade secrets of GAR, and includes the identity of all parties thereto, a description of the nature and subject agreement substantially in GAR's standard forms.

         2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on
Schedule 2.12, GAR does not have, is not a party to, nor is it bound by, and Neoforma will not be bound, by virtue of the transactions contemplated hereby, by:

              (a) any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to GAR,

              (b) any operating agreement or other agreement relating to the operations of any business organization, including GAR,

              (c) any fidelity or surety bond or completion bond,

              (d) any lease of personal property having a value individually in excess of $15,000,

              (e) any agreement of indemnification or guaranty,

              (f) any agreement, contract or commitment containing any covenant limiting the freedom of GAR to engage in any line of business or to compete with any person,

              (g) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $15,000,

              (h) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of GAR's business,

              (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (i) hereof,

              (j) any purchase order or contract for the purchase of raw materials involving $15,000 or more,

              (k) any construction contracts,

              (l) any distribution, joint marketing or development agreement,

              (m) any agreement pursuant to which GAR has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

              (n) any other agreement, contract or commitment that involves $15,000 or more or is not cancelable without penalty within thirty (30) days.

         Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.11(b) or Schedule 2.12, as appropriate, GAR has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.11(b) or Schedule 2.12 (any such agreement, contract or commitment, a "GAR CONTRACT"). Each GAR Contract is in full force and effect and, except as otherwise disclosed in

Schedule 2.11(b) or Schedule 2.12, is not subject to any default thereunder of which Tivin or GAR has knowledge by any party obligated to GAR pursuant thereto.

         2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, no officer, director or Member of GAR (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that GAR furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to GAR any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.11(b) or Schedule 2.12; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13. Except as disclosed on Schedule 2.13, all interested party transactions were made on terms no more favorable to such interested party than could have been obtained on an arm's-length basis.

         2.14 COMPLIANCE WITH LAWS. To Tivin's or GAR's knowledge, GAR has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation. GAR holds all permits, licenses, variances, exemptions, authorizations, orders and approvals of all Governmental Agencies (as hereinafter defined, with each being a "PERMIT") that are required for it to own, lease or operate its properties and assets and to carry on its business as presently conducted, which Permits are listed on Schedule 2.14 hereto. There is presently no default under any such Permit. GAR is in compliance in all material respects with (a) all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Agency, and (b) their own respective internal policies and procedures. Tivin holds all Permits required for the conduct of auctions in each jurisdiction in which the failure to hold any such Permit would result in a GAR Material Adverse Effect.

         Neither Tivin nor GAR has received any notification or communication from any Governmental Agency which has not been fully and finally resolved (a) asserting that either Tivin or GAR is not in substantial compliance with any of the statutes, regulations, ordinances or guidelines which such Governmental Agency enforces or administers, or with the internal policies and procedures of GAR, (b) threatening to revoke any material Permit, (c) requiring or threatening to require Tivin or GAR, or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement, or (d) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Tivin or GAR. Neither Tivin nor GAR has received, consented to or entered into, or is subject to, any agreement with a Governmental Agency, nor has it been advised by any Governmental Agency that such Governmental Agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement. The term "Governmental Agency" shall mean shall mean any court, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign, including, but not limited to, the United States Food and Drug Administration.

         2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or threatened against GAR, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against GAR, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity.
Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Agency has at any time challenged or questioned the legal right of GAR to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.16 INSURANCE. Set forth on Schedule 2.16 is a list of all of GAR's insurance policies and fidelity bonds. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of GAR, there is no claim by GAR pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and GAR is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Tivin or GAR has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.17 MINUTE BOOKS. The minute books of GAR, if any, have been made available to counsel for Neoforma, are the only minute books of GAR and, to the extent they exist, contain a reasonably accurate summary of all meetings of directors (or committees thereof) and Members or actions by written consent since the time of organization of GAR.

         2.18 ENVIRONMENTAL MATTERS.

              (a) Hazardous Material. GAR has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that GAR has at any time owned, operated, occupied or leased. GAR has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present as a result of the actions or omissions of GAR, or, to GAR's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that GAR has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. GAR has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has GAR disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. To GAR's knowledge, it currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of GAR's Hazardous Material Activities and other businesses of GAR as such activities and businesses are currently being conducted.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment, procedure, writ, injunction or claim is pending, or to GAR's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of GAR. GAR is not aware of any fact or circumstance which could involve GAR in any environmental litigation or impose upon GAR any environmental liability.

              (e) No Violation. The Business includes the temporary occupancy of hospitals and other medical facilities by GAR and Tivin for the purpose of auctioning or otherwise liquidating obsolete or excess medical equipment. Such medical facilities may have had storage tanks, piping or pumps which contained Hazardous or Toxic Materials located on them. This fact and/or knowledge of the same by GAR or Tivin shall not constitute a breach of any representation, warranty or other agreement contained herein.

         2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, GAR has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule
2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 also sets forth GAR's current reasonable estimate of all outside expenses expected to be incurred by GAR in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

              (a) Definitions. For purposes of this section, the following terms shall have the meanings set forth below:

                  (i) "GAR AFFILIATE" shall mean any other person or entity under common control with GAR within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

                  (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (iii) "GAR EMPLOYEE PLAN" shall refer to any collective bargaining agreement or any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, performance awards, bonus, profit sharing, stock options, stock appreciation rights, unit or unit related awards, severance, termination pay, retirement benefits, pension, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by GAR or any GAR Affiliate for the benefit of any "GAR Employee" (as defined below), and pursuant to which GAR or any GAR Affiliate has or may have any material liability contingent or otherwise;

                  (iv) "GAR EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of GAR or any GAR Affiliate;

                  (v) "GAR EMPLOYEE AGREEMENT" shall refer to each contract, agreement or commitment concerning management, employment, severance, post-employment liabilities or obligations, consulting, relocation, repatriation, expatriation, visas, work permit or any similar agreement or contract between GAR or any Affiliate and any Employee or consultant;

                  (vi) "IRS" shall mean the Internal Revenue Service;

                  (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                  (viii) "GAR PENSION PLAN" shall refer to each GAR Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Schedule 2.20 contains an accurate and complete list of each GAR Employee Plan and each GAR Employee Agreement, if any, together with a schedule of all liabilities, whether or not accrued, under each such GAR Employee Plan or GAR Employee Agreement. GAR does not have any plan or commitment, whether legally binding or not, to establish any new GAR Employee Plan or GAR Employee Agreement, to modify any GAR Employee Plan or GAR Employee Agreement (except to the extent required by law or to conform any such GAR Employee Plan or GAR Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any GAR Employee Plan or GAR Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.20, GAR has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any GAR Employee Agreement. Each GAR Employee Agreement is in full force and effect and, except as otherwise disclosed in Schedule 2.20, is not subject to any default thereunder of which Tivin or GAR has knowledge by any party obligated to GAR pursuant thereto.

            (c) Documents. GAR has made available to Neoforma (i) correct and complete copies of all documents embodying or relating to each GAR Employee Plan and each GAR Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each GAR Employee Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each GAR Employee Plan or related trust; (iv) if GAR Employee Plan is funded, the most recent annual and periodic accounting of GAR Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each GAR Employee Plan; (vi) all IRS determination letters and rulings relating to GAR Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any GAR Employee Plan; (vii) all communications material to any GAR Employee or GAR Employees relating to any GAR Employee Plan and any proposed GAR Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to GAR; and (viii) all registration statements and prospectuses prepared in connection with each GAR Employee Plan.

            (d) Employee Plan Compliance. Except as set forth on Schedule 2.20,
(i) GAR has performed in all material respects all obligations required to be performed by it under each GAR Employee Plan, and each GAR Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any GAR Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of GAR, threatened or anticipated (other than routine claims for benefits) against any GAR Employee Plan or against the assets of any GAR Employee Plan; and (iv) each GAR Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to GAR, Neoforma or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of GAR or any affiliates, threatened by the IRS or DOL with respect to any GAR Employee Plan; and (vi) neither GAR nor any Affiliate is subject to any penalty or tax with respect to any GAR Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) Pension Plans. GAR does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) Multiemployer Plans. At no time has GAR contributed to or been requested to contribute to any Multiemployer Plan.

            (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20, no GAR Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any GAR Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and GAR has never represented, promised or contracted (whether in oral or written form) to any GAR Employee (either individually or to GAR Employees as a group) that such GAR Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h) Effect of Transaction.

                (i) Except as set forth on Schedule 2.20, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any GAR Employee Plan, GAR Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any GAR Employee.

                (ii) Except as set forth on Schedule 2.20, no payment or benefit which will or may be made by GAR or Neoforma or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (i) Employment Matters. GAR (i) to its knowledge, is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to GAR Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to GAR Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for GAR Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (j) Labor. No work stoppage or labor strike against GAR is pending or, to the best knowledge of GAR, threatened. Except as set forth in Schedule 2.20, GAR is not involved in or, to the knowledge of GAR, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any GAR Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to GAR. Neither GAR nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to GAR. Except as set forth in Schedule 2.20, GAR is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to GAR Employees and no collective bargaining agreement is being negotiated by GAR.

         2.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by GAR or Tivin (as modified by Schedules), nor any statement made in any schedule or certificate furnished by GAR or Tivin pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Members in connection with soliciting their consent to this Agreement and the Securities Purchase, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF NEOFORMA

         Neoforma hereby represents and warrants to GAR and Tivin, subject to such exceptions as are specifically disclosed in any Schedule to this Agreement supplied by Neoforma to GAR or Tivin (the "NEOFORMA SCHEDULES") and dated as of the date hereof, as follows:

         3.1 ORGANIZATION OF NEOFORMA. Neoforma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Neoforma has the corporate power to own its properties and to carry on their business as now being conducted. Neoforma is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Neoforma (hereinafter referred to as a "NEOFORMA MATERIAL ADVERSE EFFECT"). Neoforma has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to GAR.

         3.2 NEOFORMA CAPITAL STRUCTURE. The authorized capital stock of Neoforma consists of 40,000,000 shares of authorized Common Stock, $0.001 par value (the "Common Stock"), of which 1,259,961 shares are issued and outstanding, and 27,420,022 shares of preferred stock, $0.001 par value (the "Preferred Stock"), of which 27,121,298 shares are issued and outstanding. All shares of the Preferred Stock are convertible into shares of Common Stock on a one for one basis. All outstanding shares of the Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Neoforma or any agreement to which Neoforma is a party or by which it is bound. The Acquisition Sub, as of the Closing Date, shall have delivered a true and correct copy of its organizational documents, amended to date, to GAR. All issued and outstanding shares of the common stock of the Acquisition Sub are, and shall until such time as the Note is repaid in full continue to be, owned by Neoforma.

         3.3 AUTHORITY. Neoforma has, and as of the Closing Date the Acquisition Sub shall have, all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Neoforma. Neoforma's Board of Directors have approved the Securities Purchase and this Agreement. This Agreement has been duly executed and delivered by Neoforma and constitutes the valid and binding obligation of Neoforma, enforceable in accordance with its terms. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement by Neoforma does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "NEOFORMA CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of Neoforma, or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Neoforma or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Neoforma Conflict) is required by or with respect to Neoforma in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.3 of this Agreement.

         3.4 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Neoforma, nor any statement made in any schedule or certificate furnished by Neoforma pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                          CONDUCT PRIOR TO THE CLOSING

         4.1 CONDUCT OF BUSINESS OF GAR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, GAR agrees (except to the extent that Neoforma shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing. GAR shall promptly notify Neoforma of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting GAR or its business. Except as set forth on
Schedule 4.1 hereto or as expressly contemplated by this Agreement, GAR shall not, without the prior written consent of Neoforma:

             (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

             (b) Transfer to any person or entity any rights to any GAR Intellectual Property Rights;

             (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of GAR;

             (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in GAR Schedules;

             (e) Commence any litigation;

             (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, equity interests or property) in respect of any of its units or other evidences of ownership, or split, combine or reclassify any of its units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for units or other evidences of ownership of GAR, or repurchase, redeem or otherwise acquire, directly or indirectly, any GAR Member Interests (or GAR Member Interest Equivalents);

             (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any units or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such units or other convertible securities;

             (h) Cause or permit any amendments to its Organizational Documents;

             (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of GAR;

             (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

             (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of GAR or guarantee any debt securities of others;

             (l) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which agreements are disclosed on Schedule 2.20;

             (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees (other than the two employees of GAR currently under review);

             (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable in excess of $10,000 in the aggregate;

             (o) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in GAR Financial Statements;

             (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

             (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (s) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

             (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

             (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership, limited liability company or other business entity in which GAR directly or indirectly holds any interest on the date hereof; or

             (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(u) above, or any other action that would prevent GAR from performing or cause GAR not to perform its covenants hereunder.

         4.2 NO GAR SOLICITATION. Until the earlier of the Closing and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, GAR will not (nor will GAR permit any of GAR's officers, directors, Members, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Neoforma and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of GAR or any of its subsidiaries (whether by way of merger, purchase of equity securities, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in GAR or any of its subsidiaries, (b) provide information with respect to it to any person, other than Neoforma, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of GAR (whether by way of merger, purchase of equity securities, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in GAR or any of its subsidiaries, (c) enter into an agreement with any person, other than Neoforma, providing for the acquisition of GAR (whether by way of merger, purchase of equity securities, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in GAR or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of GAR or any of its subsidiaries (whether by way of merger, purchase of equity securities, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in GAR or any of its subsidiaries by any person, other than by Neoforma. GAR shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if GAR receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, GAR shall immediately notify Neoforma thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Neoforma may reasonably request. Except as contemplated by this Agreement, disclosure by GAR of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 ACCESS TO INFORMATION. GAR shall afford Neoforma and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Neoforma may reasonably request. Neoforma shall afford GAR and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all materials necessary to reasonably permit it to carry out the due diligence provided for in Section 6.2 (d) of this Agreement as GAR may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein.

         5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order or subpoena and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.3 EXPENSES. Whether or not the Securities Purchase is consummated, all fees and expenses incurred in connection with the Securities Purchase including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.4 PUBLIC DISCLOSURE. Neoforma shall have the right to issue such press releases or other disclosures regarding the transactions contemplated hereby in its sole discretion following the execution of this Agreement. Neoforma shall obtain the prior consent of Tivin in the event he is named or quoted in any such press release or disclosures.

         5.5 CONSENTS. Neoforma, GAR and Tivin shall use their reasonable best efforts to obtain the consents, waivers, assignments and approvals under any of the GAR Contracts as may be required in connection with the Securities Purchase (all of such consents, waivers and approvals are set forth in GAR Schedules) so as to preserve and transfer all rights of and benefits to Neoforma thereunder (or retain such rights and benefits with GAR).

         5.6 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents, assignments and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; PROVIDED, that Neoforma shall not be required to agree to any divestiture of any business, assets or property of Neoforma or its subsidiaries or, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.7 EMPLOYMENT OF TIVIN. On the Closing Date, the Acquisition Sub, Neoforma and Tivin agree to enter into an employment agreement in substantially the same form as Exhibit C hereto (the "EMPLOYMENT AGREEMENT") which provides for Tivin's being employed by the Acquisition Sub for a period of four (4) years. The Employment Agreement shall provide for a base salary of One Hundred Thousand Dollars ($100,000) per year, a bonus based upon the Acquisition Sub's attaining certain sales thresholds to be agreed upon by the parties following the Closing Date in a minimum amount of Fifty Thousand Dollars ($50,000) per year, and shall provide for an automobile allowance of Fourteen Hundred Dollars ($1,400) per month.

         5.8 CONSULTING AGREEMENT WITH FTIVIN. On the Closing Date, the Acquisition Sub and FTivin agree to enter into a consulting agreement in substantially the same form as Exhibit D hereto, which provides for FTivin's acting as a consultant to the Acquisition Sub for a period of two years in consideration for a consulting fee in the amount of $150,000 per year, which consulting agreement shall be guaranteed by Neoforma pursuant to a guaranty in substantially the same form as Exhibit E hereto.

         5.9 TRANSFER OF INDUSTRIAL EQUIPMENT AUCTION ASSETS TO FTIVIN. Neoforma agrees that ownership of those assets listed on Schedule 5.9 hereto, (the "EXCLUDED ASSETS") which relate solely to the industrial equipment business currently being conducted by GAR are being transferred to FTivin or his nominee, on or before the Closing Date without there being any payment of consideration to GAR by FTivin. Neoforma shall not consider such transfer to be in breach of this Agreement. The parties expressly agree that the Excluded Assets shall not include any assets owned by GAR and used in any manner in the medical equipment auction business operated by GAR prior to the Closing Date.

         5.10 NOTIFICATION OF CERTAIN MATTERS. GAR shall give prompt notice to Neoforma, and Neoforma shall give prompt notice to GAR, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of GAR, Neoforma, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (b) any failure of GAR or Neoforma, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.11 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI
                      CONDITIONS TO THE SECURITIES PURCHASE

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE SECURITIES PURCHASE. The respective obligations of each party to this Agreement to effect the Securities Purchase shall be subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) GAR Member Approval. This Agreement and the Securities Purchase shall have been approved and adopted by the Members of GAR by the requisite vote under applicable law and GAR's Organizational Documents.

             (b) Neoforma Board Approval. This Agreement and the Securities Purchase shall have been approved and adopted by the Board of Directors of Neoforma by the requisite vote under applicable law and Neoforma's organizational documents.

             (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Securities Purchase shall be in effect.

             (d) Permits. All approvals from government authorities, including any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Securities Purchase, shall have been obtained.

             (e) Litigation. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against Neoforma, GAR or Tivin, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Securities Purchase or other transactions contemplated by the terms of this Agreement.

             (f) Schedules. All Schedules and Exhibits to this Agreement and the Employment Agreement shall have been prepared, agreed to by the parties and attached to such agreements.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GAR. The obligations of GAR and Tivin to consummate the Securities Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by GAR and Tivin:

            (a) Representations and Warranties. The representations and warranties of Neoforma contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Neoforma; and GAR and Tivin shall have received a certificate to such effect signed on behalf of Neoforma by a duly authorized officer of Neoforma.

            (b) Agreements and Covenants. Neoforma shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing, and GAR and Tivin shall have received a certificate to such effect signed by a duly authorized officer of Neoforma.

            (c) Legal Opinion; Tax Advice. GAR and Tivin shall have received a legal opinion from Pepe & Hazard, LLP, counsel to Neoforma, in form reasonably satisfactory to their legal counsel.

            (d) Financial Due Diligence. GAR shall be satisfied that the financial statements of Neoforma provided to it are complete and accurately reflect the financial condition of Neoforma as represented by Neoforma and with the results of its due diligence investigation of Neoforma.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NEOFORMA. The obligations of Neoforma to consummate the Securities Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Neoforma:

            (a) Representations and Warranties. The representations and warranties of GAR contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on GAR or Neoforma; and Neoforma shall have received a certificate to such effect signed on behalf of GAR by the chief executive officer and chief financial officer of GAR.

            (b) Agreements and Covenants. GAR and Tivin shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Neoforma shall have received a certificate to such effect signed by a duly authorized officer of GAR and Tivin.

            (c) Third Party Consents. Neoforma shall have been furnished with evidence satisfactory to it that GAR has obtained the consents, approvals and waivers, if any, required to carry out the transactions set forth in this Agreement.

            (d) Legal Opinion. Neoforma shall have received a legal opinion from Marks, Marks and Kaplan, Ltd., legal counsel to GAR and Tivin, in form reasonably satisfactory to its legal counsel.

            (e) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of GAR since the date of GAR Balance Sheet.

            (f) Noncompetition Agreements. Each of the persons listed on
Schedule 6.3(f) (which may be provided or supplemented on or before the Closing
Date) shall have executed and delivered to Neoforma on or before the Closing Date a Noncompetition Agreement in form satisfactory to its legal counsel, and all of the Noncompetition Agreements shall be in full force and effect.

            (g) Employment Agreement. Erik Tivin shall have entered into the Employment Agreement.

            (h) Consulting Agreement. Fred Tivin shall have entered into the Consulting Agreement.

            (i) GAR Indebtedness. The total amount of indebtedness owing by GAR (including accounts payable) shall not exceed One Hundred Thousand Dollars ($100,000).

            (j) Due Diligence. Neoforma and its advisors shall be satisfied with the results of its due diligence investigation of GAR and the Business. Neoforma agrees to notify GAR of any additional due diligence requested by its investment bankers, to the extent such due diligence is above or beyond that being conducted by Neoforma's other advisors, and Neoforma's investment bankers shall only be permitted to conduct such due diligence upon the consent of Tiven, which consent shall not be unreasonably withheld.

                                   ARTICLE VII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of GAR, Tivin and Neoforma contained in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the corresponding Schedules thereto) shall survive the Securities Purchase and continue until 5:00 p.m., California time, on the two (2) year anniversary of the Closing Date (the "EXPIRATION DATE").

         7.2 INDEMNIFICATION.

             (a) Indemnification by GAR and Tivin. GAR and Tivin jointly and severally agree to indemnify and hold harmless Neoforma, the Acquisition Sub and their officers, directors, and shareholders, against any and all loss, cost, liability, claim, damage, deficiency, and expense whatsoever, including without limitation legal fees and disbursements ("DAMAGE"), provided that Neoforma or the Acquisition Sub may not make any claim for any Damage until such time as the aggregated amount of any such Damage is equal to or exceeds $50,000, and provided further that such indemnification shall be limited to an amount equal to the unpaid portion of the Purchase Price (except to the extent otherwise specifically stated herein), arising out of or resulting from:

                  (i) any misrepresentation, omission, breach of a representation or warranty or other breach or non-fulfillment of any covenant on the part of GAR or Tivin under this Agreement or any schedule, certificate or other instrument furnished to Neoforma or the

Acquisition Sub hereunder, or under any other agreement entered into in connection with GAR's or Tivin's consummating the transactions contemplated by and carrying out the purposes of this Agreement;

                  (ii) any liabilities arising from events occurring prior to the Closing which have not been disclosed to Neoforma or the Acquisition Sub and which have not arisen as the result of any act or omission attributable to Neoforma or the Acquisition Sub, including but not limited to any tax assessments (including but not limited to any tax liability related to General Industrial Tool or Worldwide Auction Services), uninsured liabilities or breach of contract;

                  (iii) any brokers' or finders' fees; and

                  (iv) all demands, assessments, judgments, costs and legal and other fees and expenses arising from or in connection with any action, suit, proceeding or claim incident to any of the foregoing.

            (b) Neoforma's Procedure. Should any claim be made against Neoforma or the Acquisition Sub for which indemnification is provided for in Section 7.2
(a) by a person not a party to this Agreement, Neoforma or the Acquisition Sub shall promptly give GAR (if such claim is brought prior to the Closing) and Tivin written notice of any such claim, and GAR (if such claim is brought prior to the Closing) and Tivin shall thereafter defend or settle any such claim, at their sole expense, on their own behalf and with counsel of their own choosing. In such defense or settlement, Neoforma shall cooperate with and assist GAR (if such claim is brought prior to the Closing) and Tivin to the maximum extent reasonably possible and may participate therein with its own counsel. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on GAR (if such claim is brought prior to the Closing) and Tivin. Failure to give notice within a reasonable period of time shall not constitute a defense, in whole or in part, to any claim for indemnification by Neoforma or the Acquisition Sub except and only to the extent that such failure by Neoforma shall result in material prejudice to Tivin.

         Notwithstanding the foregoing, Neoforma may, after not less than sixty
(60) days written notice to Tivin, make settlement of such claim, and such settlement shall be binding on all such parties for purposes of this Section 7.2
(b); however, if within said sixty (60) day period Tivin shall have requested Neoforma not to settle such claim and to deny such claim at the expense of Tivin, Neoforma shall comply with such request provided that (i) Tivin shall diligently defend such claim as provided above, and (ii) in Neoforma's reasonable judgment failure to settle the same will not have a material or adverse affect on the conduct of the business of Neoforma in the normal course. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on all parties, for the purposes of this
Section 7.2 (b).

         Failure to give notice within a reasonable period of time shall not constitute a defense, in whole or in part, to any claim for indemnification by Neoforma, except and only to the extent that such failure by Neoforma shall result in a material prejudice to GAR (if such claim is brought prior to the Closing) and Tivin. In the event Neoforma or the Acquisition Sub incur, or a claim is made seeking, any Damages for which indemnification is allowed pursuant to Section 7.2 (a) (i), (ii), (iii) or (iv), Neoforma or the Acquisition Sub shall, in addition to any other remedies, have the right to offset the amount of any such Damages against any amount which may be owing to Tivin under this Agreement, the Note, or any agreement entered into between Tivin and/or GAR, on the one hand, and the Acquisition Sub and/or Neoforma, on the other hand, pursuant to this Agreement or otherwise and, to the extent such amount exceeds any amounts still owing at such time from Neoforma to GAR. Anything herein to the contrary notwithstanding, in no event shall Neoforma be required to consent to a non-monetary term or condition to such settlement as a condition to indemnification hereunder.

         (c) Indemnification by Neoforma. Neoforma shall indemnify Tivin and hold Tivin harmless at all times after the Closing against and in respect of any of the following:

                  (i) any and all liabilities and obligations of Neoforma or GAR arising after the Closing except to the extent that the same may have been caused by circumstances existing prior to the Closing;

                  (ii) any and all Damages resulting from any misrepresentation, omission, breach of representation or warranty, or non-fulfillment of any covenant on the part of Neoforma under this Agreement or any schedule to this Agreement or in any certificate or other instrument furnished to Tivin hereunder or any other agreement entered into in connection with Neoforma consummating the transactions contemplated by this Agreement;

                  (iii) any increased tax liability, including without limitation all penalties and interest, incurred by Tivin due to the payments under the Note being construed as ordinary income as opposed to capital gains; and

                  (iv) all demands, assessments, judgments, costs and legal and other fees and expenses arising from or in connection with any action, suit, proceeding or claim incident to any of the foregoing.

            (d) Tivin's Procedure. Should any claim be made against Tivin for which indemnification is provided for in Section 7.2 (c) by a person not a party to this Agreement, Tivin shall promptly give Neoforma written notice of any such claim, and Neoforma shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its own choosing. In such defense or settlement, Tivin shall cooperate with and assist Neoforma and Tivin may participate therein to the maximum extent reasonably possible with his own counsel. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on Neoforma. Failure to give notice within a reasonable period of time shall not constitute a defense, in whole or in part, to any claim for indemnification by Tivin except and only to the extent that such failure by Tivin shall result in material prejudice to Neoforma.

         Notwithstanding the foregoing, Tivin may, after not less than sixty
(60) days written notice to Neoforma, make settlement of such claim, and such settlement shall be binding on all such parties for purposes of this Section 7.2
(d); however, if within said sixty (60) day period

Neoforma shall have requested Tivin not to settle such claim and to deny such claim at the expense of Neoforma, Tivin shall comply with such request provided that (i) Neoforma shall diligently defend such claim as provided above, and (ii) in Tivin's reasonable judgment failure to settle the same will not have a material or adverse affect on the conduct of the business of Tivin in the normal course. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on all parties, for the purposes of this
Section 7.2 (d).

         Failure to give notice within a reasonable period of time shall not constitute a defense, in whole or in part, to any claim for indemnification by Tivin, except and only to the extent that such failure by Tivin shall result in a material prejudice to Neoforma or the Acquisition Sub. In the event a claim is made seeking any Damages for which indemnification is allowed pursuant to
Section 7.2 (c), Tivin shall, in addition to any other remedies, have the right to offset the amount of any such Damages against any amount which may be owing to Neoforma under this Agreement, any agreement entered into pursuant to this Agreement or otherwise. Anything herein to the contrary notwithstanding, in no event shall Tivin be required to consent to a non-monetary term or condition to such settlement as a condition to indemnification hereunder.

            (e) Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude the assertion by one Party of any other rights or the seeking of any other remedies against the other Party.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Securities Purchase abandoned at any time prior to the Closing:

            (a) by mutual consent of GAR, Tivin and Neoforma;

            (b) by Neoforma, GAR or Tivin if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on September 17, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Securities Purchase; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Securities Purchase by any governmental entity that would make consummation of the Securities Purchase illegal;

            (c) by Neoforma if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Securities Purchase, by any Governmental Entity, which would: (i) prohibit Neoforma's ownership of GAR or ownership or operation of all or any portion of the Business or the Acquisition Sub's ownership or operation of all or any portion of the Business or (ii) compel Neoforma or the Acquisition Sub to dispose of or hold separate all or a portion of the business or assets of GAR or Neoforma as a result of the Securities Purchase;

            (d) by Neoforma if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of GAR and (i) such breach has not been cured within five (5) business days after written notice to GAR (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

            (e) by GAR if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Neoforma and
(i) such breach has not been cured within five (5) business days after written notice to Neoforma (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized, in the case of Neoforma, by the Board of Directors of Neoforma, and in the case of GAR, by Tivin (if prior to the Closing Date).

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Neoforma, or GAR, or their respective officers, directors, shareholders or Members, or Tivin; PROVIDED, that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER, that, the provisions of Sections
5.2 and 5.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 AMENDMENT. Except as is otherwise required by applicable law after the Members of GAR approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Closing, Neoforma, on the one hand, and GAR and Tivin, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Neoforma, to:

        Neoforma, Inc.
        3255-7 Scott Boulevard
        Santa Clara, California  95054
        Attention: Wm. Samuel Veazey, Controller
        Telephone No.:  (408) 654-5700
        Facsimile No.: (408) 549-6299

With a copy to:

        Pepe & Hazard, LLP
        150 Federal Street, 28th Floor
        Boston, Massachusetts  02110
        Attn:  John A. Kostrubanic, Esq.
        Telephone No.: (617) 695-9090
        Facsimile No.: (617) 695-9255

If to GAR or Tivin, to:

        General Asset Recovery
        3190 Kennicott Avenue
        Arlington Heights, Illinois 60004
        Attention:  Erik Tivin
        Telephone No.:  (847) 222-1000
        Facsimile No.: (847) 255-2922

With a copy to:

        Marks, Marks and Kaplan Ltd.
        120 North La Salle Street, Suite 3200
        Chicago, Illinois  60602
        Attn:  Spencer J. Marks, Esq.
        Telephone No.: (312) 332-5200
        Facsimile No.: (312) 332-2952

         9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 TRANSFER TAXES. GAR shall pay all real property transfer Taxes, sales Taxes, stock transfer Taxes, documentary stamp Taxes, recording charges and other similar Taxes resulting from, arising under or in connection with the transfer of the Member Interests or any other related transaction under the Agreement.

         9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Neoforma may assign its respective rights and delegate its obligations hereunder to its affiliates; PROVIDED, that such affiliates agree to be bound by the terms hereof.

         9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. Any dispute arising under this Agreement shall be resolved in a court of competent jurisdiction within the State of California and the parties hereby consent to the jurisdiction of such court.

         9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. All Schedules and Exhibits hereto shall be considered incorporated herein by reference and are made a part hereof.

         9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, Neoforma, GAR, and Tivin, have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.

GENERAL ASSET RECOVERY, LLC                 NEOFORMA, INC.

By: _______________________________         By: _______________________________
Name:                                       Name:
Title:                                      Title:

NEOFORMA GAR, INC.

By: _______________________________
Name:

Title:

GAR MEMBER INTEREST HOLDERS

__________________________________          __________________________________
Erik Tivin, Individually                    Fred Tivin, Individually

                                                                    EXHIBIT A TO
                                                                    EXHIBIT 2.01


                                 PROMISSORY NOTE

$7,800,000                                                 August _______, 1999


         FOR VALUE RECEIVED, the undersigned, Neoforma GAR, Inc., a Delaware corporation, with an address c/o Neoforma, Inc., 3255-7 Scott Boulevard, Santa Clara, California 95054 (the "MAKER"), promises to pay Erik Tivin of 430 Newtown Drive, Buffalo Grove, Illinois 60089 ("TIVIN") the principal sum of Seven Million Eight Hundred Thousand Dollars ($7,800,000) with interest on the unpaid balance from the date hereof at the rate of Seven Percent (7%) per annum. This
Note is entered into pursuant to the terms of a Securities Purchase Agreement dated July 16th, 1999 by and among Neoforma, Inc. (the maker's parent company), Tivin and General Asset Management, LLC pursuant to which the maker has acquired all of the issued and outstanding securities of General Asset Management, LLC (the "SECURITIES PURCHASE") and shall be subject to the terms and conditions thereof, including without limitation, (i) the right of the maker to set off against any amounts of principal and interest due hereunder the amount of any indemnification which is determined to be payable by Tivin under Section 7 of said Securities Purchase Agreement, and (ii) the partial acceleration of this Note pursuant to Section 1.2 of said Securities Purchase Agreement as set forth in Section 4 below.

         This Note shall have the following additional terms and provisions:

         1. Payment. Principal and interest shall be due and payable as follows:

            (a) During the first twelve months following the closing date of the Securities Purchase (the "CLOSING DATE"), the maker shall make payments beginning on the first day of the month following the Closing Date and on the first day of each month thereafter in an amount equal to the amount of interest accrued on the outstanding balance under this Note during the preceding month plus a principal payment of One Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars ($183,333);

            (b) During the thirteenth through the forty-eighth month following the Closing Date, the maker shall make payments on the first day of each month in an amount equal to the amount of interest accrued on the outstanding balance under this Note during the preceding month plus a principal payment of One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500);

            (c) During the forty-ninth through the sixtieth month following the Closing Date, the maker shall make payments on the first day of each month in an amount equal to the amount of interest accrued on the outstanding balance under this Note during the preceding month plus a principal payment of Fifty Four Thousand One Hundred Sixty Seven Dollars ($54,167).

         2. Prepayment/Conversion. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty and without prior notice to Tivin, and any such prepayments may not be directed to be applied to any subsequent installments of principal. This Note shall not be convertible into shares of the maker or of any endorser hereon or guarantor hereof.

         3. Full Acceleration. This Note shall, at the option of Tivin, become immediately due and payable without notice or demand by Tivin to the maker upon the occurrence of any of the following events (each being an "EVENT OF DEFAULT"):

            (a) Failure of the maker to pay within ten (10) days after notice thereof by Tivin to the maker that any payment of principal or interest herein required shall have become due and not paid in a timely manner;

            (b) Dissolution or termination of existence of the maker or of any endorser hereon or guarantor hereof; or

            (c) The making of an assignment for the benefit of creditors, insolvency, appointment of a receiver (not discharged within sixty (60) days) of any part of the property of, or the filing of a petition in bankruptcy, or the commencement of any proceedings under any bankruptcy or insolvency law or any law relating to the relief of debtors, readjustment or indebtedness, reorganization, composition or extension, by or (if not discharged within sixty
(60) days) against, the maker or any endorser hereon or guarantor hereof.

         4. Partial Acceleration. In the event of the termination of the Employment Agreement dated August _____, 1999 between the maker of this Note and Tivin without "cause" as defined in said Employment Agreement, an amount equal to fifty percent (50%) of the unpaid portion of this Note shall become immediately payable, with the balance of this Note continuing to be payable in the same manner and over the same time period over the balance of the term of this Note, except that each monthly principal payment shall be reduced to an amount equal to fifty percent (50%) of the payments set forth in Section 1.

         5. Notices. Any notice, request or instruction to be given hereunder shall be in writing and shall be delivered in person or transmitted by facsimile (with confirmation in writing to be made available upon request) or mailed by certified mail, return receipt requested, postage prepaid, and delivered to the appropriate party and address as shown above. Either of the addresses specified above may be changed by notice given as herein provided. All communications will be deemed effective upon receipt.

         6. No Assignment. This Note shall inure solely to the benefit of Tivin and shall not be assignable.

         7. Waiver.

            (a) The maker and all endorsers and guarantors of this Note hereby waive presentment, demand, protest and all other demands in connection with the delivery and enforcement of this Note.

            (b) Tivin shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver be in writing and signed by Tivin, and then only to the extent expressly set forth therein. A waiver on any one occasion shall not constitute or be construed as a bar to or a waiver of any such right or remedy on any future occasion.

         8. Choice of Law. The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         9. Legal Fees. Maker shall be liable for any and all fees and expenses incurred by Tivin, including legal fees, in connection with his enforcing this Note.

         This Note has been executed under seal on the day and year first above written.

                                               NEOFORMA GAR, INC.

_____________________________                  By:_____________________________
Witness

                                                                    EXHIBIT B TO
                                                                    EXHIBIT 2.01



                                    GUARANTY


        THIS GUARANTY ("GUARANTY"), executed as of the ____ day of August, 1999 is by Neoforma, Inc., a Delaware corporation, having a mailing address of 3255-7 Scott Boulevard, Santa Clara, California 95054 ("GUARANTOR") for the benefit of Erik Tivin having an address of 430 Newtown Drive, Buffalo Grove, Illinois 60089 ( the "SELLER").

                                    RECITALS

        This Guaranty is given in connection with a promissory note (the "NOTE") of even date herewith executed by Neoforma GAR, Inc., a Delaware corporation (the "BUYER") in favor of the Seller in the original principal amount of Seven Million Eight Hundred Thousand Dollars ($7,800,000) issued pursuant to and as an inducement to Seller to enter into that certain Securities Purchase Agreement dated July 16th, 1999, by and among Guarantor, Buyer and Seller (the "AGREEMENT") which provided for the purchase by the Buyer of the issued and outstanding securities of General Asset Recovery, LLC, an Illinois limited liability company.

        NOW THEREFORE, in consideration of the transactions contemplated in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby makes the following representations and warranties to Seller and hereby covenants and agrees with Seller as follows:

        1. GUARANTY. Guarantor hereby absolutely, unconditionally and irrevocably guaranties to Seller the performance and payment when due, whether at maturity, by acceleration or otherwise, of all liabilities and obligations now or hereafter owing by, or chargeable to Buyer under the Note, including without limitation, principal and interest, and all other liabilities and obligations of Buyer to Seller, which become due, if ever, under the Note (the foregoing being hereinafter collectively referred to as the "OBLIGATIONS"). Upon the occurrence of an Event of Default (as defined in the Note), Guarantor shall, on demand by Seller, immediately pay and perform all Obligations as are then or may thereafter from time to time become due and owing, without further notice from Seller.


        2. MISCELLANEOUS.

               (a) Notices. Any notice, request or instruction to be given hereunder shall be in writing and shall be delivered in person or transmitted by facsimile (with confirmation in writing to be made available upon request) or mailed by certified mail, return receipt requested, postage prepaid, and delivered to the appropriate party and address as shown above. Either of the addresses specified above may be changed by notice given as herein provided. All communications will be deemed effective upon receipt.

               (b) No Assignment. This Guaranty shall be binding upon Guarantor and inure solely to the benefit of Seller and shall not be assignable.

               (c) Termination. If all sums and indebtedness owing under the Note shall be fully and indefeasibly paid in cash, this Guaranty shall terminate and be of no further force or any effect.

               (d) Governing Law. The execution, delivery and performance of this Guaranty shall be governed by the laws of the State of Delaware.

               (e) Legal Fees. Guarantor shall be liable for any and all fees and expenses incurred by Seller, including legal fees, in connection with its enforcing this Guaranty.


                              GUARANTOR
                              Neoforma, Inc.



                              By:
                                 -------------------------------------
                                 Robert J. Zollars, President and
                                 Chief Executive Officer

                                                                    EXHIBIT C TO
                                                                    EXHIBIT 2.01


                              EMPLOYMENT AGREEMENT



         This Employment Agreement (the "EMPLOYMENT AGREEMENT") is made this _____ day of August, 1999, by and between Neoforma GAR, Inc., a Delaware corporation, (the "COMPANY"), Neoforma, Inc., a Delaware corporation, ("NEOFORMA"), and Erik Tivin of Buffalo Grove, Illinois (the "EMPLOYEE").

                                    RECITALS

         The Company has acquired all of the issued and outstanding securities (the "SECURITIES PURCHASE") of General Asset Recovery, LLC, ("GAR") pursuant to the terms of a certain Securities Purchase Agreement dated July 16th, 1999, which provided for the employment of the Employee by the Company.

         The Company and the Employee acknowledge that the Employee's abilities and services are essential to the prospects of the Company, the Company desires to hire the Employee as its President, and the Employee desires to accept such employment.

         The parties hereto desire to enter into a comprehensive agreement to set forth the terms and conditions pursuant to which the Employee shall be employed by the Company.

         NOW, THEREFORE, in consideration of Employee's employment by the Company, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee, intending to be legally bound, agree as follows:

         1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment, all upon the terms, conditions and covenants set forth in this Employment Agreement which the Company and Employee agree are reasonable.

         2. Duties. The Employee shall serve on a full-time basis as the Company's President, with all powers and duties customarily associated with such title and as are otherwise set forth herein, and shall:

            (a) faithfully and diligently perform the duties of President of the Company, and Vice President of Neoforma, the Company's parent company;

            (b) comply with the overall reasonable business policies established by the Chief Executive Officer (the "CHIEF EXECUTIVE OFFICER") of Neoforma, or by the Board of Directors (the "BOARD OF DIRECTORS") of Neoforma; and

            (c) do all things reasonably within his power to promote, develop, operate and expand the "business of the Company" in a manner designed to meet with the projections set forth on Schedule A hereto. For the purposes of setting forth the duties of the Employee in this Section 2, the "business of the Company" shall include, (i) the business operated as GAR prior to its acquisition by the Company, which the Employee agrees to operate in substantially the same manner as it was operated by him prior to such acquisition; (ii) a medical equipment auction business, which may include Neoforma Trade, over which the Employee is given oversight, whether such business is operated directly through the Company or otherwise; and (iii) the asset management business operated by Neoforma prior to the acquisition of GAR by the Company, whether operated through the Company or otherwise.

         The Employee agrees to perform such other related duties as may be delegated to the Employee from time to time by the Chief Executive Officer or by the Board of Directors. The Employee shall devote his full time and reasonable business efforts in the performance of his duties and shall not have any outside employment while employed on a full-time basis by the Company. The Employee shall report directly to the Chief Executive Officer or a similar level executive officer of Neoforma appointed by the Board of Directors, and shall be required to submit a monthly operations report to such Chief Executive Officer or such other officer on or before the fifteenth day of each month with respect to the Company's operations for the prior month. The Employee shall not be required to relocate his base of employment outside of the State of Illinois.

         3. Term. The term of this Employment Agreement shall begin on the date hereof (the "EFFECTIVE DATE") and shall continue until the earlier of December 31, 2001 or the date of any termination hereunder (the "TERM").

         4. Compensation. All compensation paid or payable hereunder shall be deemed to be paid or payable by the Company in accordance with the Company's general policy, as set forth in the Company's written manuals, unless this Employment Agreement specifically states otherwise.

            (a) Salary. During the Term of this Employment Agreement, the Company shall pay to the Employee, in consideration for the services provided by him hereunder, an annual base salary in the minimum of One Hundred Thousand Dollars ($100,000) per year (the "ANNUAL SALARY"), which amount shall be payable in accordance with Neoforma's customary payroll practices and shall be prorated for any partial years of employment hereunder. The Board of Directors shall have the right but not the obligation to increase the amount of the Annual Salary based upon the performance of the Company and the Employee.

            (b) Bonus. As further compensation, provided Employee remains employed by the Company, Employee shall be entitled to receive an annual bonus payable following the completion of each year during the Term, based on the level of sales attained by the Company, which bonus shall be calculated in the manner set forth on Schedule B attached hereto but which shall not be less than Fifty Thousand Dollars ($50,000) per year.

            (c) Stock Options. In consideration of his continued employment hereunder, the Employee shall be granted options to purchase up to Five Hundred Fifty

Thousand (550,000) shares of the common stock, $0.001 par value, of Neoforma, which options shall be exercisable at a price of $0.10 per share. The options shall vest (i) at a rate of Thirty Three Thousand Three Hundred Thirty Three (33,333) shares per month during each of months one through twelve following the closing date of the Securities Purchase (the "CLOSING Date") (on the same date of each month as the Closing Date), and (ii) at the rate of Four Thousand One Hundred Sixty Seven (4,167) shares per month during each of months thirteen through forty-seven, with the balance of the remaining options to vest in month forty-eight, following the Closing Date (on the same day of each month as the Closing Date). Notwithstanding the foregoing, in the event Employee ceases to be employed by the Company during the term of this Employment Agreement, other than if Employee is terminated by the Company without cause as defined in Section 9, Employee shall forfeit the right to exercise any options which have not yet vested. The options being issued hereunder shall be exercisable for a period of seven years and shall be issued pursuant to Neoforma's 19__ Employee Stock Option Plan.

         5. Benefits. All benefits paid or payable hereunder shall be deemed to be paid or payable by the Company in accordance with the Company's general policy, as set forth in the Company's written manuals, unless this Employment Agreement specifically states otherwise.

            (a) Vacation, Paid Holidays. During the Term, the Employee shall be entitled to take twenty-two (22) days of paid time off, unless otherwise agreed upon by the Employee and the Company. The Employee shall also be entitled to paid absence for all holidays provided by the Company to its other employees plus any other holiday upon which the Company is closed for business. Nothing herein shall prohibit the Company from changing the holidays which it observes hereafter.

            (b) Other Benefits. During the Term, the Employee shall be entitled to participate (to the extent that he is eligible) in all other employee benefits, if any, provided by the Company under the same terms and conditions as provided for its other executive officers including but not limited to: (i) health and disability insurance under such policies or plans as the Company may adopt; (ii) participation in such 401(k) plan as the Company may establish; and
(iii) term life insurance coverage in such amounts and under such policies or plans as the Company may adopt.

            (c) Automobile Allowance. The Employee shall be entitled each month to an automobile allowance in the amount of One Thousand Four Hundred Dollars ($1,400) which shall be used for automobile related expenses incurred by the Employee in the performance of his duties hereunder.

         6. Reimbursement for Expenses. Upon the submission of appropriate invoices or vouchers, the Employee shall be entitled to reimbursement for all reasonable expenses that he incurs in the performance of his duties under this Employment Agreement in furthering the business and policies of the Company, such reimbursement to be paid in accordance with Neoforma's customary expense reimbursement practices.

         7. Key Person Life Insurance. The Company shall have the right but not the obligation to maintain and pay for a key person life insurance policy on the life of the Employee, as to which the Company shall be the sole beneficiary and owner. The Employee agrees upon the execution of this Employment Agreement to cooperate fully with the Company and to provide the Company with all necessary documents in order for the Company to obtain such policy.

         8. Withholding. The Company shall withhold or deduct from the Employee's cash compensation any amounts required by law to be so withheld or deducted.

         9. Termination by The Company.

            (a) This Employment Agreement may be terminated by the Company upon the occurrence of any of the following:

                (i) the Employee's death. If the Employee dies during the Term, the Company's obligations under this Employment Agreement shall terminate immediately and the Employee's estate shall be entitled to all arrearages of salary and expenses but shall not be entitled to further compensation unless otherwise specifically provided for under this Employment Agreement.

                (ii) the action by the Board of Directors following the Employee's "disability". For this purpose, "disability" means a physical or mental illness or other incapacity which renders the Employee unable to perform substantially all of his duties for a period of six (6) months. For purposes of this Employment Agreement, disability shall be deemed a continuation of any prior disability if the disability is related to the prior disability and commences within twelve (12) months of the termination of the prior disability. Disability, and any relation to any prior disability, shall be determined by a physician acceptable to the Company and the Employee provided that if the Company and the Employee fail to agree on a mutually acceptable physician, a third physician shall be chosen by each party's physician and any determination by such third physician shall be binding. If the Employee becomes disabled during the Term, the Employee may pursue his rights under any disability plan maintained by the Company.

                (iii) the action of Neoforma's Board of Directors for Cause. "Cause" is defined as the occurrence of any of the following events: (A) fraud, misappropriation, embezzlement or intentional misconduct on the part of the Employee, (B) the Employee's willful failure to substantially perform his duties for the Company when, and to the extent, requested by the Board of Directors, or its lawfully designated representative, to do so and failure to correct same within five (5) business days after notice from the Board of Directors or its lawfully designated representative requesting the Employee to do so, which has a materially adverse effect upon the Company, or (C) the Employee's willful breach of any material provision of this Employment Agreement and such breach continues for a period of five (5) business days after notice from the Board of Directors or its lawfully designated representative of such breach. Termination by the Company for cause will be effective immediately upon receipt by the Employee of notice of such termination.

            (b) Termination of Benefits. In the event of any termination by the Company for "cause" pursuant to Section 9 (a) hereof, or any voluntary termination by the Employee, in addition to the termination of the various benefits and compensation payable to the Employee hereunder generally, the benefits provided for pursuant to Section 4 of this Employment Agreement shall, to the extent not yet accrued or vested, automatically cease and terminate, and any and all unvested stock options held by Employee in Neoforma shall automatically expire.

            (c) Survival. Notwithstanding anything else in this Employment Agreement, the provisions of Section 10 (Confidentiality), Section 11 (Non-Competition and Non-Solicitation), Section 12 (Developments), Section 13 (Representations and Warranties) and Section 23 (Equitable Remedies) shall survive the termination of the Employee's employment with the Company, if by the Company, for "cause" or by the Employee. In the event the Employee's employment hereunder is terminated by the Company without cause, or due to the bankruptcy or insolvency of the Company, or due to any material breach of this Employment Agreement by the Company, the only provision of this Employment Agreement which shall survive shall be Section 10 (Confidentiality) to the extent that it deals with Confidential Information of the Company which existed prior to the date of this Employment Agreement.

         10. Confidentiality. During the Term of this Employment Agreement and thereafter, the Employee hereby covenants and agrees that he shall not other than for the benefit of the Company publish, disclose to any third party or in any way use for his own benefit any confidential information ("Confidential Information"), including without limitation, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade secrets, financial statements or related data, customer lists or information pertaining to customers or any unique distribution, manufacturing, marketing and research methods of the Company or its parent or affiliates (or formerly of General Asset Recovery, LLC), and any other Confidential Information concerning the Company's or its parent or affiliate's, business, structure or affairs, (or the business, structure or affairs formerly of General Asset Recovery, LLC). All Confidential Information and copies thereof are the sole property of the Company and Employee shall deliver promptly to the Company at the termination of his employment or at any time as the Board of Directors may request, without retaining copies, any Confidential Information made, compiled, delivered, made available or otherwise obtained by Employee. Employee shall also use his best efforts and exercise utmost diligence to protect and safeguard the Confidential Information of the Company's customers, contractors and others with whom the Company has a business relationship, whether learned or acquired by Employee during the course of his employment by the Company.

         The nondisclosure obligations of this Section 10 shall not apply to:
(a) information that may be disclosed generally or is in the public domain through no fault of the Employee; (b) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (c) information approved for release by written authorization of the Company; or (d) information that may be required by law or an order of any court, agency or proceeding to be disclosed. This Section 10 shall remain in effect notwithstanding any termination of this Employment Agreement.

         11. Non-Competition and Non-Solicitation.

             (a) During the time Employee is employed by the Company, Employee shall devote his full time and efforts to the business of the Company and shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company. For a period of eighteen (18) months after the termination of employment with the Company for any reason: (i) Employee shall not hire or attempt to hire any employee of the Company, or assist in such hiring by anyone else, or encourage any employee to terminate his or her employment with the Company; (ii) Employee shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company in the medical equipment re-sale industry, medical facility planning industry or in any other business in which the Company is engaged, in any state in which the Company does business; and (iii) Employee shall not cause or assist to cause any of the customers of the Company with whom Employee communicated, dealt with or became acquainted during his term of employment with the Company to enter into contractual arrangements with himself or any other person, firm, partnership, corporation or other company in any business or activity that is in competition with the Company.

             (b) "Blue Pencil" Rule. The Employee and the Company desire that the provisions of this Section 11 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Employee in this Section are unreasonable or unenforceable because of duration, area of restriction, or otherwise, the Employee and the Company agree and intend that the court shall enforce this
Section 11 to whatever extent the court deems reasonable to effect the intent of this Section 11.

             (c) Legitimate Purpose. The Employee has read carefully all of the terms and conditions of this Section 11 and agrees that the restraints set forth herein (i) are reasonable and necessary to support the legitimate business interests and goodwill of the Company, and (ii) will not preclude the Employee from earning a livelihood during the life of this Section 11.

         12. Developments. All Confidential Information and all other discoveries, inventions, processes, methods, and improvements conceived, developed, or otherwise made by Employee at any time, alone or with others, and in any way relating to the Company's present or future business or products, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the Term of employment ("DEVELOPMENTS"), shall be the sole property of the Company. Employee agrees to and hereby does assign to the Company all right, title, and interest throughout the world in and to all Developments and agrees to promptly disclose such Developments to the Company and take all such actions reasonably requested by the Company to establish and confirm the Company's ownership of such Developments. Employee agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assigns to the Company all copyrights, patents, trademarks and other proprietary rights the Employee may have in such Developments.

         13. Representations and Warranties. Prior to the execution and delivery of this Employment Agreement, the Employee represents and warrants that he has terminated all of his obligations under any other employment agreement or other similar agreement, whether written or oral, with any other party. The Employee has delivered copies of all such employment or other agreements and evidence satisfactory to the Company of the termination of such agreements. The Employee represents and warrants that the execution of this Employment Agreement will not result in a breach of any written agreement to which the Employee is a party or by which the Employee is bound. The Employee covenants and agrees to defend, indemnify and hold harmless the Company, its affiliates and its successors and assigns against any and all claims, damages, liabilities, suits, actions, costs, charges and expenses, including, without limitation, attorneys' fees, resulting from a breach of this Section 13.

         14. Notice. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given three (3) days after being mailed by certified mail, postage prepaid, return receipt requested, or when actually received if sent by facsimile, overnight delivery or other means, and addressed as follows:


        Company:             c/o Neoforma, Inc.
                             3255-7 Scott Boulevard
                             Santa Clara, California 95054
                             Attn: Wm. Samuel Veazey, Controller
                             Facsimile: (408) 549-6299

        With a Copy to:      John A. Kostrubanic, Esq.
                             Pepe & Hazard, LLP
                             150 Federal Street, 28th Floor
                             Boston, Massachusetts  02110
                             Facsimile: (617) 695-9255

        Employee:            Erik Tivin
                             430 Newtown Drive
                             Buffalo Grove, Illinois 60089
                             Facsimile: (847) 255-2922

        With a copy to:      Spencer J. Marks, Esq.
                             Marks, Marks and Kaplan, Ltd.
                             120 North La Salle Street, Suite 3200
                             Chicago, Illinois 60602
                             Facsimile: (312) 332-2952

         Each addressee may change its address or facsimile number for notice by giving notice of change of address or facsimile number in the manner set forth above.

         15. Assignment. This Employment Agreement shall be freely assignable by the Company to, and shall inure to the benefit of and be binding upon, any other entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Employment Agreement nor any rights hereunder shall be assignable by the Employee.

         16. Further Execution. The parties agree to execute all documents necessary to further effectuate the terms of this Employment Agreement.

         17. Litigation. In the event of any dispute respecting this agreement, such dispute shall be resolved in a court of competent jurisdiction in the State of Illinois, and the parties hereto consent to such venue and jurisdiction. Each party shall bear the cost of its own fees and expenses.

         18. Authority. Each party represents that its undersigned representative or corporate officer has all requisite power and authority to enter into this Employment Agreement and to execute any and all instruments and documents on its behalf necessary to and in performance of their respective obligations hereunder.

         19. Counterparts. This Employment Agreement may be executed in separate counterparts, each of which shall be deemed original and all of which together shall constitute one and the same instrument.

         20. Waivers. No waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Employment Agreement, nor any waiver on the part of any party of any provisions or conditions of this Employment Agreement, shall be valid unless made in writing and signed by the party to be charged therewith, and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy inuring to any party, upon any breach or default of any party under this Employment Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Employment Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         21. Severability. If any provisions of this Employment Agreement shall be held to be invalid or unenforceable to any extent or in any application, then the remainder of this Employment Agreement and such terms and conditions, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Employment Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

         22. Headings. The paragraph headings contained herein are for convenience and reference only, and shall be given no effect in the interpretation of any term or condition of this Employment Agreement.

         23. Equitable Remedies. Each party hereto hereby confirms that damages at law may be an inadequate remedy for the breach or threatened breach of this Employment Agreement and agrees that, in the event of a breach or threatened breach by a party of any provision hereof, the other party's rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, in addition to and not in lieu of any rights to damages at law or other rights provided by statute or otherwise for a breach or threatened breach of any provision hereof. Accordingly, each party hereto hereby waives and agrees not to assert any objection to such equitable relief based upon the purported existence of an adequate remedy at law, notwithstanding that another party may also assert claims for damages at law or other claims as an alternative to, or in addition to, such equitable relief.

         24. Miscellaneous. This Employment Agreement is entered into and shall be construed under the laws of the State of Illinois applicable to contracts made and to be entirely performed within that State. This Employment Agreement shall be amended, modified or terminated only by an instrument in writing, signed by the party or parties to be charged. This Employment Agreement is the entire agreement of the parties relating to the employment of the Employee by the Company and supersedes all previous written or oral agreements.

         IN WITNESS WHEREOF the parties have executed or caused to be executed this Employment Agreement under seal as of the day and year first above written.



NEOFORMA GAR, INC.                          NEOFORMA, INC.

By:_______________________________          By:_______________________________
   Wayne McVicker, President                   Robert J. Zollars, President and
                                               Chief Executive Officer

EMPLOYEE:

__________________________________
Erik Tivin

                                                                    EXHIBIT D TO
                                                                    EXHIBIT 2.01



                              CONSULTING AGREEMENT



         This Consulting Agreement (the "Agreement") is made this ____ day of August, 1999, by and between Neoforma GAR, Inc., a Delaware corporation (the "COMPANY"), and Fred Tivin of Highland Park, Illinois (the "CONSULTANT").

                                    RECITALS

         The Company is a wholly-owned subsidiary of Neoforma, Inc. ("NEOFORMA"), a Delaware corporation, and has acquired all of the issued and outstanding securities (the "SECURITIES PURCHASE") of General Asset Recovery, LLC, ("GAR") pursuant to the terms of a certain Securities Purchase Agreement dated July 16th, 1999, which provided for the Consultant's acting as a consultant to the Company.

         The Company wishes to hire the Consultant as an independent contractor to perform the services set forth herein, for the period of time, and upon the terms and subject to the conditions, which are more particularly set forth below; and

         The Consultant desires to perform such services, for such period of time and upon such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Period. The Consultant is hereby retained by the Company to perform, and the Consultant hereby agrees to perform, the services provided for herein, as an independent contractor, for a period commencing on the date hereof and ending on the two (2) year anniversary of the date hereof unless terminated earlier as provided for herein (the "CONSULTING PERIOD").

         2. Services and Duties. The Consultant agrees that during the Consulting Period, he will provide certain services to the Company, consisting of support and assistance in connection with the operation of the business previously operated by General Asset Recovery, LLC, as well as such other tasks and responsibilities which may be delegated to the Consultant by or under the authority of the President of the Company and/or the Chief Executive Officer of Neoforma, from time to time (the "CONSULTING SERVICES"). The Consultant shall report directly to the President of the Company and to the Chief Executive Officer of Neoforma or to any officer of Neoforma designated by the Board of Directors of Neoforma.

         The Consultant agrees that he will conduct himself in a professional and ethical manner at all times during the term of this Agreement and will take no action that might cause injury to the business or goodwill of the Company.

         The Consultant shall not perform consulting or other services for any entity or person which is directly competitive with Neoforma or the Company during the Consulting Period without the prior written consent of the Board of Directors of Neoforma, which shall not be unreasonably withheld. However, Consultant shall be permitted to perform consulting services for and be employed by other non-competing businesses. It is the intention of the parties that Consultant shall not be required to devote his full time and efforts to his duties under this Consulting Agreement.

         3. Compensation/Reimbursement for Expenses. All compensation paid or payable hereunder shall be deemed to be paid or payable by the Company unless this Agreement specifically states otherwise.

            (a) Consulting Fees. In consideration for the Consulting Services and subject to the due performance thereof, the Company shall pay to the Consultant during the Consulting Period a fee of One Hundred Fifty Thousand Dollars ($150,000) per year (the "CONSULTING FEE") which Consulting Fee shall be payable during the term of this Agreement in equal semi-monthly installments in accordance with the Company's customary practices. The Consulting Fee shall be pro-rated for any partial year during which the Consultant provides Consulting Services.

            (b) Reimbursement for Expenses. At the end of each month during the Consulting Period, the Company shall reimburse the Consultant for reasonable items of miscellaneous and travel expenses incurred in furtherance of the business of the Company, but payment shall be made only against a signed itemized list of such expenditures.

            (c) Automobile Allowance. The Consultant shall be entitled each month to an automobile allowance in an amount equal to his actual automobile related expenses, up to the amount of One Thousand Four Hundred Dollars ($1,400) which shall be used for automobile related expenses incurred by the Consultant in the performance of his duties hereunder.

         4. Key Person Life Insurance. The Company shall have the right but not the obligation to maintain and pay for a key person life insurance policy on the life of the Consultant throughout the duration of this Agreement, as to which the Company shall be the sole beneficiary and owner. The Consultant agrees upon the execution of this Agreement to cooperate fully with the Company and to provide the Company with all necessary documents in order for the Company to obtain such policy.

         5. Status as Independent Consultant. It is the intent and purpose of this Agreement to create a legal relationship of independent contractor, and not employment, as between the Company and the Consultant. The Consultant will not be treated as an employee of the Company for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding at source, or workmen's compensation laws, and will not be eligible for any employee benefits whatsoever, other than those set forth herein. The Consultant shall be responsible for the payment of self-employment and federal income taxes due on all payments hereunder. In the event that any governmental or administrative agency, whether federal, state or local, shall subsequently determine that for their purposes, the relationship is one of employment as between said parties, then in such event Consultant shall bear any and all loss, costs and expenses of the Company in connection with or arising out of such determination, whether in the nature of past or future FICA contributions, Social Security taxes, unemployment taxes or income taxes. The Consultant shall indemnify the Company and hold it harmless from any liability to any former Company or to any other party in connection with or arising out of any such governmental or administrative determination, or otherwise as a consequence of Consultant's status as an independent contractor rather than an employee of the Company.

         6. Termination.

            (a) This Agreement may be terminated upon any of the following:

                (i) the Consultant's death;

                (ii) the action by the Board of Directors of Neoforma following the Consultant's "disability". For this purpose, "disability" means a physical or mental illness or other incapacity which renders the Consultant unable to perform substantially all of his duties for a period of two (2) months. For purposes of this Agreement, disability shall be deemed a continuation of any prior disability if the disability is related to the prior disability and commences within eight (8) months of the termination of the prior disability. Disability, and any relation to any prior disability, shall be determined by a physician acceptable to the Company; or

                (iii) the action of the Board of Directors or Chief Executive Officer of Neoforma or the President of the Company for Cause. "Cause" is defined as the occurrence of any of the following events: (A) fraud, misappropriation, embezzlement or intentional misconduct on the part of the Consultant, (B) the Consultant's willful failure to substantially perform his duties for the Company when, and to the extent, requested by the Board of Directors, or its lawfully designated representative, to do so and failure to correct same within five (5) business days after notice from the Board of Directors or its lawfully designated representative requesting the Consultant to do so, which has a materially adverse effect upon the Company, or
(C) the Consultant's willful breach of any material provision of this Agreement and such breach continues for a period of five (5) business days after notice from the Board of Directors or its lawfully designated representative of such breach. Termination by the Company for cause will be effective immediately upon receipt by the Consultant of notice of such termination.

            (b) Termination of Benefits. In the event of any termination pursuant to this Section during the term of this Agreement, in addition to the termination of the various benefits and compensation payable to the Consultant hereunder generally, the benefits provided for pursuant to Section 3 of this Agreement shall, to the extent not yet accrued, automatically cease and terminate.

            (c) Survival. Notwithstanding anything else in this Agreement, the provisions of Section 7 (Confidentiality), Section 8 (Non-Competition and Non-Solicitation), Section 9 (Developments), and Section 20 (Equitable Remedies) shall survive the termination of this Agreement, if by the Company, for "cause" or by the Consultant. In the event this Agreement is terminated by the Company without cause, or due to the bankruptcy or insolvency of the Company, or due to any material breach of this Agreement by the Company, the only provision of this Agreement which shall survive shall be Section 7 (Confidentiality) to the extent that it deals with Confidential Information of the Company which existed prior to the date of this Agreement.

         7. Confidentiality. During the Consulting Period and thereafter, the Consultant hereby covenants and agrees that he shall not other than for the benefit of the Company publish, disclose to any third party or in any way use for his own benefit any confidential information ("Confidential Information"), including without limitation, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade secrets, financial statements or related data, customer lists or information pertaining to customers or any unique distribution, manufacturing, marketing and research methods of the Company or its parent or affiliates (or formerly of General Asset Recovery, LLC), and any other Confidential Information concerning the Company's or its parent or affiliate's, business, structure or affairs, (or the business, structure or affairs formerly of General Asset Recovery, LLC). All Confidential Information and copies thereof are the sole property of the Company and Consultant shall deliver promptly to the Company at the termination of his Consulting Period or at any time as

Neoforma's Board of Directors may request, without retaining copies, any Confidential Information made, compiled, delivered, made available or otherwise obtained by Consultant. Consultant shall also use his best efforts and exercise utmost diligence to protect and safeguard the Confidential Information of the Company's customers, contractors and others with whom the Company has a business relationship, whether learned or acquired by Consultant during the course of his Consulting Period.

         The nondisclosure obligations of this Section 7 shall not apply to: (a) information that may be disclosed generally or is in the public domain through no fault of the Consultant; (b) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (c) information approved for release by written authorization of the Company; or (d) information that may be required by law or an order of any court, agency or proceeding to be disclosed. This Section 7 shall remain in effect notwithstanding any termination of this Agreement.

         8. Non-Competition and Non-Solicitation.

            (a) During the time the Consultant is consulting for the Company, Consultant shall devote his full time and efforts to the business of the Company and shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company. For a period of eighteen (18) months after the termination of the Consulting Period with the Company for any reason: (i) Consultant shall not hire or attempt to hire any employee of the Company, or assist in such hiring by anyone else, or encourage any employee to terminate his or her employment with the Company; (ii) Consultant shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company in the medical equipment re-sale industry, medical facility planning industry or in any other business in which the Company is engaged, in any state in which the Company does business; and (iii) Consultant shall not cause or assist to cause any of the customers of the Company with whom Consultant communicated, dealt with or became acquainted during his term of consulting for the Company to enter into contractual arrangements with himself or any other person, firm, partnership, corporation or other company in any business or activity that is in competition with the Company.

            (b) "Blue Pencil" Rule. The Consultant and the Company desire that the provisions of this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Consultant in this Section are unreasonable or unenforceable because of duration, area of restriction, or otherwise, the Consultant and the Company agree and intend that the court shall enforce this
Section 8 to whatever extent the court deems reasonable to effect the intent of this Section 8.

               (c) Legitimate Purpose. The Consultant has read carefully all of the terms and conditions of this Section 8 and agrees that the restraints set forth herein (i) are reasonable and necessary to support the legitimate business interests and goodwill of the Company, and (ii) will not preclude the Consultant from earning a livelihood during the life of this Section 8.

         9. Developments. All Confidential Information and all other discoveries, inventions, processes, methods, and improvements conceived, developed, or otherwise made by Consultant at any time, alone or with others, and in any way relating to the Company's present or future business or products, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the term of this agreement and for six months thereafter ("Developments"), shall be the sole property of the Company. Consultant agrees to and hereby does assign to the Company all right, title, and interest throughout the world in and to all Developments and agrees to promptly disclose such Developments to the Company and take all such actions reasonably requested by the Company to establish and confirm the Company's ownership of such Developments. Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assigns to the Company all copyrights, patents, trademarks and other proprietary rights the Consultant may have in such Developments.

         10. Notices. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given three (3) days after being mailed by certified mail, postage prepaid, return receipt requested, or when actually received if sent by facsimile, overnight delivery or other means, and addressed as follows:

        Company:             c/o Neoforma, Inc.
                             3255-7 Scott Boulevard
                             Santa Clara, California  95054
                             Attn: Wm. Samuel Veazey, Controller
                             Facsimile: (408) 549-6299

        With a Copy to:      John A. Kostrubanic, Esq.
                             Pepe & Hazard, LLP
                             150 Federal Street, 28th Floor
                             Boston, Massachusetts  02110
                             Facsimile: (617) 695-9255

        Consultant:          Fred Tivin
                             747 Sumac Drive
                             Highland Park, Illinois  60035

        With a Copy to:      Marks, Marks and Kaplan Ltd.
                             120 North La Salle Street, Suite 3200
                             Chicago, Illinois  60602
                             Attn:   Spencer J. Marks, Esq.
                             Facsimile No.: (312) 332-2952

         Each addressee may change its address or facsimile number for notice by giving notice of change of address or facsimile number in the manner set forth above.

         11. Assignment. This Agreement shall be freely assignable by the Company to, and shall inure to the benefit of and be binding upon, any other entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Agreement nor any rights hereunder shall be assignable by the Consultant.

         12. Further Execution. The parties agree to execute all documents necessary to further effectuate the terms of this Agreement.

         13. Litigation. In the event of any dispute respecting this agreement, such dispute shall be resolved in a court of competent jurisdiction in the State of Illinois, and the parties hereto consent to such venue and jurisdiction. Each party shall bear the cost of its own fees and expenses.

         14. Authority. Each party represents that its undersigned representative or corporate officer has all requisite power and authority to enter into this Agreement and to execute any and all instruments and documents on its behalf necessary to and in performance of their respective obligations hereunder.

         15. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         16. Waivers. No waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, nor any waiver on the part of any party of any provisions or conditions of this Agreement, shall be valid unless made in writing and signed by the party to be charged therewith, and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy inuring to any party, upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         17. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be reformed to the extent necessary to permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         19. Equitable Remedies. Each party hereto hereby confirms that damages at law may be an inadequate remedy for the breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach by a party of any provision hereof, the other party's rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, in addition to and not in lieu of any rights to damages at law or other rights provided by statute or otherwise for a breach or threatened breach of any provision hereof. Accordingly, each party hereto hereby waives and agrees not to assert any objection to such equitable relief based upon the purported existence of an adequate remedy at law, notwithstanding that another party may also assert claims for damages at law or other claims as an alternative to, or in addition to, such equitable relief.

         20. Miscellaneous. This Agreement is entered into and shall be construed under the laws of the State of Illinois applicable to contracts made and to be entirely performed within that state. This Agreement shall be amended, modified or terminated only by an instrument in writing, signed by the party or parties to be charged. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all previous oral or written agreements, correspondence and understandings with regard to such subject matter.

         IN WITNESS WHEREOF the parties have executed or caused to be executed this Agreement under seal as of the day and year first above written.



CONSULTANT:                                 NEOFORMA  GAR, INC.

__________________________________          By:________________________________
Fred Tivin

                                                                    EXHIBIT E TO
                                                                    EXHIBIT 2.01



                                    GUARANTY

      THIS GUARANTY ("GUARANTY"), executed as of the ____ day of August, 1999 is by Neoforma, Inc., a Delaware corporation, having a mailing address of 3255-7 Scott Boulevard, Santa Clara, California 95054 ("GUARANTOR") for the benefit of Fred Tivin having an address of 430 Newtown Drive, Buffalo Grove, Illinois 60089 ( the "CONSULTANT").

                                    RECITALS

      This Guaranty is given as an inducement for the Consultant to enter into a consulting agreement (the "CONSULTING AGREEMENT") of even date herewith with the Guarantor's wholly-owned subsidiary, Neoforma GAR, Inc., a Delaware corporation (the "BUYER"), pursuant to that certain Securities Purchase Agreement dated July 16th, 1999, by and among Guarantor, Buyer and Consultant which provided for the purchase by the Buyer of the issued and outstanding securities of General Asset Recovery, LLC, an Illinois limited liability company.

      NOW THEREFORE, in consideration of the Consulting Services (as defined in the Consulting Agreement) contemplated in the Consulting Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees with Consultant as follows:

      1. GUARANTY. Guarantor hereby absolutely, unconditionally and irrevocably guaranties to Consultant the payment when due of the Consulting Fee (as defined in the Consulting Agreement). Upon the failure of the Buyer to pay within ten
(10) days after the notice thereof by the Consultant to the Buyer that any payment of the Consulting Fee shall have become due and not paid in a timely manner, Guarantor shall, on demand by Consultant, immediately pay such portion of the Consulting Fee as is then or may thereafter from time to time become due and owing, without further notice from Consultant.

      2. MISCELLANEOUS.

            (a) Notices. Any notice, request or instruction to be given hereunder shall be in writing and shall be delivered in person or transmitted by facsimile (with confirmation in writing to be made available upon request) or mailed by certified mail, return receipt requested, postage prepaid, and delivered to the appropriate party and address as shown above. Either of the addresses specified above may be changed by notice given as herein provided. All communications will be deemed effective upon receipt.

            (b) No Assignment. This Guaranty shall be binding upon Guarantor and inure solely to the benefit of Consultant and shall not be assignable.

            (c) Termination. If all sums and indebtedness owing under the Consulting Agreement shall be fully and indefeasibly paid in cash, this Guaranty shall terminate and be of no further force or any effect.

            (d) Governing Law. The execution, delivery and performance of this Guaranty shall be governed by the laws of the State of Delaware.

            (e) Legal Fees. Guarantor shall be liable for any and all fees and expenses incurred by Consultant, including legal fees, in connection with its enforcing this Guaranty.

                                       GUARANTOR
                                       Neoforma, Inc.

                                       By:
                                           -------------------------------------
                                           Robert J. Zollars, President and
                                           Chief Executive Officer